UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(844) 362-2566
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 15, 2019, Obalon Therapeutics, Inc. (the “Company”) received a written notification (the “First Notice”) from the Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5450(b)(1)(A) based on the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2019, which reported the Company’s stockholders’ equity as $6,518,000, which is below the minimum of $10,000,000 in stockholders’ equity required for continued listing.
In accordance with such notice, the Company has 45 days from the date of the First Notice to submit a plan to regain compliance with all Nasdaq Global Market listing requirements. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the First Notice for the Company to regain compliance. If Nasdaq determines that such plan is not sufficient, the Company will have an opportunity to appeal the decision to a hearings panel. There can be no assurance that, if the Company does appeal Nasdaq’s determination to the hearing panel, that such appeal would be successful. If unsuccessful, the Company’s shares will be delisted. Alternatively, the Company may apply to transfer from the Nasdaq Global Market to the Nasdaq Capital Market if it satisfies all of the Nasdaq Capital Market’s listing requirements.
On May 16, 2019, the Company received a second written notification (the “Second Notice”) from the Nasdaq Listing Qualifications Staff of Nasdaq notifying the Company that the closing bid price for its common stock had been below $1.00 for the last 30 consecutive business days and that the Company therefore is not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The notification has no immediate effect on the listing of the Company’s common stock on Nasdaq.
Under the Nasdaq Listing Rules, the Company has a period of 180 calendar days from the date of the Second Notice, or until November 12, 2019, to regain compliance with the minimum bid requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 for a minimum of ten consecutive business days If the Company does not regain compliance before November 12, 2019, the Company may be eligible for a second 180 calendar day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, except the bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. If the Company is not eligible for the second compliance period or Nasdaq staff concludes that the Company will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company's request for continued listing.
The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on the Nasdaq. There can be no assurance that the Company will be able to regain compliance with the minimum bid price or market value requirements, or will otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: May 17, 2019	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer